Exhibit 23.2

Consent of Independent Auditors

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 of MedAvail Holdings, Inc. of our report dated September 2, 2020 relating to the financial statements of MedAvail, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Oakville, Ontario, Canada
May 12, 2021

PricewaterhouseCoopers LLP
PwC Centre, 354 Davis Road, Suite 600, Oakville, Ontario, Canada L6J 0C5
T: +1 905 815 6300, F: +1 905 815 6499, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.